Exhibit 99.1

News Release—August 2, 2012

CubeSmart Reports Second Quarter 2012 Results; Same-Store NOI Grows 5.2%;

FFO per Share Grows 12.5%; Occupancy Reaches 85% in July

WAYNE, PA — (MARKET WIRE) — August 2, 2012 — CubeSmart (NYSE: CUBE) announced its operating results for the three and six months ended June 30, 2012.

“We continued to execute on all aspects of our business plan during the second quarter and reached an important strategic milestone with our successful debut bond offering,” commented Chief Executive Officer Dean Jernigan.  “Notably, NOI and FFO performance remains solid, investment activity continues to translate into improved portfolio quality, and sector consolidation is occurring as we grow assets under management.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share, as adjusted, of $0.18.

•                  Increased same-store (330 facilities) net operating income (“NOI”) 5.2% year over year, driven by 3.0% revenue growth and a 0.7% decrease in property operating expenses.

•                  Ended the quarter with a same-store physical occupancy of 83.6%, gaining 360 basis points year over year and 470 basis points sequentially since March 31, 2012.  Occupancy levels continued to rise during the rental season, reaching 85% on July 31, 2012, up 390 basis points year over year.

•                  Closed on two acquisitions totaling $64.3 million, including one asset in the Dallas-Fort Worth market for $5.0 million and one of the remaining two assets in the second pool of the Storage Deluxe transaction for $59.3 million.

•                  Closed on dispositions totaling $23.3 million, including three assets in Michigan and five assets on the Gulf Coast.

•                  Issued $250 million of unsecured senior notes in debut public bond offering.

Funds from Operations

FFO, as adjusted for acquisition related costs, was $22.6 million for the second quarter of 2012, compared with $16.4 million for the second quarter of 2011.  FFO per share, as adjusted, was $0.18 for the second quarter of 2012, compared with $0.16 for the same quarter last year.  Excluding adjustments, FFO was $22.3 million for the quarter, compared with $16.0 million for the same period last year.  Unadjusted FFO per share was $0.17 for the quarter, compared with $0.15 for the same quarter last year.

“We have experienced a very productive rental season characterized by significant move-in activity and all time high occupancy levels for the Company,” remarked Chris Marr, President, Chief Operating Officer, and Chief Investment Officer of CubeSmart.  “This trend has continued into July with occupancy reaching 85%, and we are optimistic about rental performance for the remainder of the year.  Additionally, our acquisition pipeline remains sizeable, as we continue to source high-quality opportunities in our core markets.  With the exit of the Michigan and Gulf Coast markets and the pending sale of our Southern New Mexico assets, we are executing on our disposition plan and continuing to enhance our portfolio.  Beyond our owned portfolio, we picked up notable momentum in our third-party management business with the addition of a 31-store portfolio subsequent to quarter end.”

Investment Activity

Heading into the second quarter, the Company had already closed on 20 assets associated with the previously announced Storage Deluxe transaction, which involved the acquisition of 22 Class A self-storage facilities located primarily in the greater New York City area for a total investment of $560 million.  Of the remaining two encumbered assets associated with the transaction, the Company closed on one during the quarter for a purchase price of $59.3 million.  Funding for the transaction included the assumption of $24.7 million of secured debt.  The Company closed on the final Storage Deluxe asset subsequent to quarter end for $68.2 million, including the assumption of $29.3 million of secured debt.

In a separate transaction during the quarter, the Company acquired one asset in the Dallas-Fort Worth market for $5.0 million.

Subsequent to the end of the quarter, the Company closed on the acquisition of four assets in Houston, TX, one asset in Dallas, TX, one asset in Norwalk, CT, and one asset in Alexandria, VA for a total of $48.2 million.  Additionally, the Company has six properties under contract for acquisition at a combined price of $26.9 million.  Year to date, excluding assets associated with the previously announced Storage Deluxe transaction, the Company has either closed on or placed under contract the acquisition of 16 assets for $92.0 million.

On the disposition front during the quarter, the Company sold eight assets for total proceeds of $23.3 million.  The facilities are located in Michigan, Louisiana, Alabama, and Mississippi and represent a complete exit from all four states.  The Company has an additional 7 facilities under contract for disposition, for anticipated proceeds of $12.5 million.

Third-Party Management

Fee income from third-party management increased 30% during the second quarter of 2012, as compared with the second quarter of 2011.  During the quarter, the Company was awarded seven new management contracts.  At June 30, 2012, the Company managed 106 properties totaling 6.8 million square feet on behalf of third parties.

Subsequent to quarter end, the Company was awarded a management contract involving 31 stores in North Carolina, South Carolina, and Georgia.

Same-Store Results

The Company’s same-store pool at June 30, 2012 represented 330 facilities containing approximately 21.5 million rentable square feet and included approximately 88.4% of the aggregate rentable square feet of the Company’s 370 owned facilities.  These same-store facilities represent approximately 80.8% of property net operating income for the quarter ended June 30, 2012.

The same-store physical occupancy at period end for the second quarter of 2012 was 83.6% compared with 80.0% for the same quarter of last year.  Same-store net rental income for the second quarter of 2012 increased 2.3%, same-store total revenues increased 3.0%, and same-store operating expenses decreased 0.7% from the same quarter in 2011.  Same-store net operating income increased 5.2% compared with the same period in 2011.

Operating Results

The Company reported net income attributable to the Company’s common shareholders of $1.0 million or $0.01 per common share in the second quarter of 2012, compared with net income attributable to the Company’s common shareholders of $0.9 million or $0.01 per common share in the second quarter of 2011.  Total revenues increased $12.8 million and total property operating expenses increased $3.8 million in the second quarter of 2012, as compared with the same period in 2011.  Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio, revenues generated from property acquisitions and increased revenues generated from third-party management.  Increases in total property operating expenses are attributable to the impact of newly acquired properties, partially offset by a decline in same-store expenses.  Same-store expenses benefited from lower real estate taxes and utilities, partially offset by increased advertising expenses.

Interest expense increased from $8.0 million in the second quarter of 2011 to $9.2 million in the current period due to a higher amount of outstanding debt primarily resulting from debt assumed and drawn in conjunction with the Storage Deluxe and other acquisitions, offset by lower interest rates on the Credit Facility in the 2012 period as compared with the 2011 period.

The Company’s second quarter results include $0.2 million of income from discontinued operations and $6.2 million of gains on disposition of discontinued operations.  These relate to the sale of eight properties during the quarter.

The Company’s 370 owned facilities, containing 24.4 million rentable square feet, had a physical occupancy at June 30, 2012 of 83.3% and an average physical occupancy for the quarter ended June 30, 2012 of 81.2%.

Unsecured Senior Notes

On June 26, 2012, the Company issued $250 million of unsecured senior notes due July 15, 2022.  The senior notes had an effective interest rate of 4.82% at June 30, 2012.  In June 2012, net proceeds from the offering were used to repay the $129 million principal amount outstanding on the Company’s unsecured revolving credit facility — amounts that were drawn in conjunction with the repayment of $167 million in secured debt during the quarter.  The Company intends to use the remaining net proceeds from this offering for general corporate purposes, which may include acquisitions, investments in joint ventures and repayment or repurchase of other indebtedness.

Quarterly Dividend

On May 30, 2012, the Company declared a dividend of $0.08 per common share.  The dividend was paid on July 16, 2012 to common shareholders of record on July 2, 2012.

Also on May 30, 2012, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on July 16, 2012 to holders of record on July 2, 2012.

2012 Financial Outlook

“The second quarter marked the culmination of our long-standing balance sheet repositioning efforts,” noted Chief Financial Officer Tim Martin.  “Specifically, our successful debut public bond offering solidified our unsecured balance sheet strategy, while providing attractive long-term financing, enhancing our maturity profile, and broadening our access to capital and financial flexibility.  We are increasing our FFO per share guidance for 2012 as a result of better-than-expected pricing on our debut public bond issuance as well as improved expectations for same-store net operating income.”

The Company is adjusting its previously issued estimates as well as underlying assumptions, and now expects that its fully diluted FFO per share for 2012 will be between $0.70 and $0.73 (previously between $0.68 and $0.73), and that its fully diluted net loss per share for the period will be between $0.05 and $0.08.  The Company’s estimate is based on the following key assumptions:

•                  For 2012, a same-store pool consisting of 330 assets totaling 21.5 million square feet.

•                  Same-store net operating income (“NOI”) growth of 4.0% to 5.0% over 2011 (previously 3.0% to 4.0%), driven by revenue growth of 3.0% to 3.75% and expense growth of 1.0% to 2.0%.

•                  General and administrative expenses of approximately $26.0 million to $27.0 million (previously $25.5 million to $26.5 million).

•                  Combined performance of the $560 million Storage Deluxe acquisition and the $110 million of other 2011 acquisitions that is consistent with our underwriting expectations, equating to a 2012 yield of 6.0%.

Due to uncertainty related to the timing and terms of transactions, the impact of anticipated investment activity is excluded from guidance.  For 2012, the Company is targeting $75 million to $125 million of acquisitions, excluding Storage Deluxe, and $35 million to $50 million of dispositions.

2012 Full Year Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.08)	to	$(0.05)
Plus: real estate depreciation and amortization	0.83		0.83
Less: gains on dispositions of discontinued operations	(0.05)		(0.05)
FFO per diluted share	$0.70	to	$0.73

The Company estimates that its fully-diluted FFO per share for the quarter ending September 30, 2012 will be between $0.18 and $0.19, and that its fully-diluted net loss per share for the period will be between $0.03 and $0.04.

3rd Quarter 2012 Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.04)	to	$(0.03)
Plus: real estate depreciation and amortization	0.22		0.22
FFO per diluted share	$0.18	to	$0.19

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 3, 2012, to discuss financial results for the three months ended June 30, 2012.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com. The dial-in numbers are 1-877-317-6789 for domestic callers, +1-412-317-6789 for international callers and 1-866-605-3852 for callers in Canada.  After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available until September 3, 2012. The replay dial-in number is 1-877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The conference number for both is 10015566.

Supplemental operating and financial data as of June 30, 2012 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The Company makes certain adjustments to FFO as defined by the White Paper to provide what Management believes to be a more useful and comparable FFO presentation.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2012	2011

ASSETS
Storage facilities	$2,226,295	$2,107,469
Less: Accumulated depreciation	(342,874)	(318,749)
Storage facilities, net	1,883,421	1,788,720
Cash and cash equivalents	137,796	9,069
Restricted cash	6,618	11,291
Loan procurement costs, net of amortization	9,190	8,073
Investment in real estate ventures, at equity	14,087	15,181
Assets held for sale	4,738	—
Other assets, net	33,128	43,645
Total assets	$2,088,978	$1,875,979

LIABILITIES AND EQUITY

Unsecured senior notes, net of discounts	$250,000	$—
Unsecured term loans	500,000	400,000
Mortgage loans and notes payable	244,756	358,441
Accounts payable, accrued expenses and other liabilities	55,453	51,025
Distributions payable	11,712	11,401
Deferred revenue	10,607	9,568
Security deposits	501	490
Total liabilities	1,073,029	830,925

Noncontrolling interests in the Operating Partnership	51,450	49,732

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 122,684,788 and 122,058,919 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,227	1,221
Additional paid in capital	1,315,424	1,309,505
Accumulated other comprehensive loss	(18,710)	(12,831)
Accumulated deficit	(372,082)	(342,013)
Total CubeSmart shareholders’ equity	925,890	955,913
Noncontrolling interest in subsidiaries	38,609	39,409
Total equity	964,499	995,322
Total liabilities and equity	$2,088,978	$1,875,979

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

REVENUES
Rental income	$61,233	$50,299	$120,338	$99,558
Other property related income	6,988	5,336	12,965	9,849
Property management fee income	1,103	848	2,123	1,757
Total revenues	69,324	56,483	135,426	111,164
OPERATING EXPENSES
Property operating expenses	27,645	23,856	54,494	48,115
Depreciation and amortization	27,474	15,336	52,992	30,288
General and administrative	6,278	6,841	12,722	12,874
Total operating expenses	61,397	46,033	120,208	91,277
OPERATING INCOME	7,927	10,450	15,218	19,887
OTHER EXPENSE
Interest:
Interest expense on loans	(9,249)	(8,020)	(18,570)	(16,133)
Loan procurement amortization expense	(1,114)	(1,396)	(1,886)	(3,031)
Loan procurement amortization expense - early repayment of debt	—	(2,085)	—	(2,085)
Loss from early repayment of debt	(31)	—	(31)	—
Acquisition related costs	(313)	(146)	(863)	(255)
Equity in losses of real estate ventures	(210)	—	(461)	—
Other	(107)	(193)	(178)	(187)
Total other expense	(11,024)	(11,840)	(21,989)	(21,691)

LOSS FROM CONTINUING OPERATIONS	(3,097)	(1,390)	(6,771)	(1,804)

DISCONTINUED OPERATIONS
Income from discontinued operations	246	2,978	662	3,868
Gains on dispositions of discontinued operations	6,206	—	6,206	—
Total discontinued operations	6,452	2,978	6,868	3,868
NET INCOME	3,355	1,588	97	2,064
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(38)	(44)	111	(39)
Noncontrolling interest in subsidiaries	(774)	(642)	(1,508)	(1,240)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	2,543	902	(1,300)	785
Distribution to Preferred Shares	(1,502)	—	(3,004)	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$1,041	$902	$(4,304)	$785

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.04)	$(0.02)	$(0.09)	$(0.03)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$0.05	$0.03	$0.05	$0.04
Basic and diluted earnings (loss) per share attributable to common shareholders	$0.01	$0.01	$(0.04)	$0.01

Weighted-average basic and diluted shares outstanding	122,599	98,844	122,433	98,807

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(5,185)	$(1,939)	$(10,925)	$(2,905)
Total discontinued operations	6,226	2,841	6,621	3,690
Net income (loss)	$1,041	$902	$(4,304)	$785

Same-store facility results (330 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended June 30,		Percent
	2012	2011	Change

REVENUES
Net rental income	$49,719	$48,615	2.3%
Other property related income	5,214	$4,735	10.1%
Total revenues	54,933	53,350	3.0%

OPERATING EXPENSES
Property taxes	6,299	6,521	-3.4%
Personnel expense	5,946	5,811	2.3%
Advertising	1,780	1,547	15.1%
Repair and maintenance	726	751	-3.3%
Utilities	1,866	1,991	-6.3%
Property insurance	660	696	-5.2%
Other expenses	2,806	2,900	-3.2%

Total operating expenses	20,083	20,217	-0.7%

Net operating income (1)	$34,850	$33,133	5.2%

Gross margin	63.4%	62.1%

Period average occupancy (2)	81.5%	78.7%

Period end occupancy (3)	83.6%	80.0%

Total rentable square feet	21,538	21,538

Realized annual rent per occupied square foot (4)	$11.33	$11.47	-1.2%

Scheduled annual rent per square foot (5)	$11.98	$12.52	-4.3%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$34,850	$33,133
Non same-store net operating income (1)	8,277	1,089
Indirect property overhead (6)	(1,448)	(1,595)
Depreciation and amortization	(27,474)	(15,336)
General and administrative expense	(6,278)	(6,841)

Operating Income	$7,927	$10,450

(1)

Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)	Represents the weighted average occupancy for the period.
(3)	Represents occupancy at June 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (330 facilities)

(in thousands, except percentage and per square foot data)

	Six months ended June 30,		Percent
	2012	2011	Change

REVENUES
Net rental income	$99,011	$96,951	2.1%
Other property related income	9,753	$8,804	10.8%
Total revenues	108,764	105,755	2.8%

OPERATING EXPENSES
Property taxes	12,785	12,999	-1.6%
Personnel expense	12,092	11,517	5.0%
Advertising	3,163	3,113	1.6%
Repair and maintenance	1,395	1,400	-0.4%
Utilities	3,855	4,350	-11.4%
Property insurance	1,351	1,348	0.2%
Other expenses	5,483	6,411	-14.5%

Total operating expenses	40,124	41,138	-2.5%

Net operating income (1)	$68,640	$64,617	6.2%

Gross margin	63.1%	61.1%

Period average occupancy (2)	80.0%	77.8%

Period end occupancy (3)	83.6%	80.0%

Total rentable square feet	21,538	21,538

Realized annual rent per occupied square foot (4)	$11.49	$11.57	-0.7%

Scheduled annual rent per square foot (5)	$12.24	$12.50	-2.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$68,640	$64,617
Non same-store net operating income (1)	15,534	1,632
Indirect property overhead (6)	(3,242)	(3,200)
Depreciation and amortization	(52,992)	(30,288)
General and administrative expense	(12,722)	(12,874)

Operating Income	$15,218	$19,887

(1)                                  Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                  Represents the weighted average occupancy for the period.

(3)                                  Represents occupancy at June 30 of the respective year.

(4)                                  Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                  Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                  Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Net income (loss)	$1,041	$902	$(4,304)	$785

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	27,108	14,917	52,266	29,557
Real property - discontinued operations	220	608	465	1,230
Company’s share of unconsolidated real estate ventures	513	—	1,027	—
Noncontrolling interest’s share of consolidated real estate ventures	(424)	(444)	(858)	(1,717)
Gains on sale of real estate	(6,206)	—	(6,206)	—
Noncontrolling interests in the Operating Partnership	38	44	(111)	39

FFO	$22,290	$16,027	$42,279	$29,894

Add:
Loan procurement amortization expense - early repayment of debt	—	2,085	—	2,085
Discontinued operations - settlement proceeds	—	(1,895)	—	(1,895)
Acquisition related costs	313	146	863	255

FFO, as adjusted	$22,603	$16,363	$43,142	$30,339

Earnings (loss) per share attributable to common shareholders - basic and diluted	$0.01	$0.01	$(0.04)	$0.01
FFO per share and unit - fully diluted	$0.17	$0.15	$0.33	$0.28
FFO, as adjusted per share and unit - fully diluted	$0.18	$0.16	$0.34	$0.29

Weighted-average basic and diluted shares outstanding	122,599	98,844	122,433	98,807
Weighted-average diluted shares and units outstanding	128,760	105,071	128,156	104,959

Dividend per common share and unit	$0.08	$0.07	$0.16	$0.14
Payout ratio of FFO, as adjusted	44%	44%	47%	48%